                                                               Exhibit 10.1(a)











                                CREDIT AGREEMENT


                                     among


                 WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.


                              The Several Lenders
                        from Time to Time Parties Hereto


                                      and


                                 CHEMICAL BANK,
                                    as Agent



                          Dated as of November 3, 1995

                               TABLE OF CONTENTS

                                                                                  Page

SECTION 1.  DEFINITIONS..........................................................    1
     1.1    Defined Terms........................................................    1
     1.2    Other Definitional Provisions........................................   16

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS......................................   17
     2.1    Revolving Credit Commitments.........................................   17
     2.2    Procedure for Borrowing..............................................   17
     2.3    Commitment Fee.......................................................   17
     2.4    Repayment of Loans; Evidence of Debt.................................   18
     2.5    Optional Prepayments.................................................   18
     2.6    Termination or Reduction of Commitments and Mandatory Prepayments....   19
     2.7    Conversion and Continuation Options..................................   20
     2.8    Minimum Amounts and Maximum Number of Tranches.......................   21
     2.9    Interest Rates and Payment Dates.....................................   21
     2.10   Computation of Interest and Fees.....................................   21
     2.11   Inability to Determine Interest Rate.................................   22
     2.12   Pro Rata Treatment and Payments......................................   22
     2.13   Illegality...........................................................   23
     2.14   Requirements of Law..................................................   23
     2.15   Taxes................................................................   25
     2.16   Indemnity............................................................   26
     2.17   Change of Lending Office.............................................   27

SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................   27
     3.1    Financial Condition..................................................   27
     3.2    No Change; Programming Contracts; FCC Agreements.....................   27
     3.3    Corporate Existence; Compliance with Law.............................   28
     3.4    Corporate Power; Authorization; Enforceable Obligations..............   28
     3.5    No Legal Bar.........................................................   28
     3.6    No Material Litigation...............................................   29
     3.7    No Default...........................................................   29
     3.8    Ownership of Property; Liens.........................................   29
     3.9    Intellectual Property................................................   29
     3.10   No Burdensome Restrictions...........................................   29
     3.11   Taxes................................................................   29
     3.12   Federal Regulations..................................................   30
     3.13   ERISA................................................................   30
     3.14   Investment Company Act; Other Regulations............................   30
     3.15   Subsidiaries.........................................................   30
     3.16   Purpose of Loans.....................................................   30
     3.17   Environmental Matters................................................   30
     3.18   Accuracy of Information..............................................   32

                                                                                     Page
     3.19   Security Documents.....................................................   32
     3.20   Solvency...............................................................   33
     3.21   FCC Matters............................................................   33

SECTION 4.  CONDITIONS PRECEDENT...................................................   34
     4.1    Conditions to Initial Loans............................................   34
     4.2    Conditions to Each Loan................................................   37

SECTION 5.  AFFIRMATIVE COVENANTS..................................................   37
     5.1    Financial Statements...................................................   37
     5.2    Certificates; Other Information........................................   38
     5.3    Payment of Obligations.................................................   39
     5.4    Conduct of Business and Maintenance of Existence.......................   39
     5.5    Maintenance of Property; Insurance.....................................   39
     5.6    Inspection of Property; Books and Records; Discussions.................   39
     5.7    Notices................................................................   40
     5.8    Environmental Laws.....................................................   40
     5.9    Further Assurances; Security Interests; Consents.......................   41
     5.10   Additional Collateral..................................................   41
     5.11   FCC Licenses...........................................................   42

SECTION 6.  NEGATIVE COVENANTS.....................................................   42
     6.1    Financial Condition Covenants..........................................   43
     6.2    Limitation on Indebtedness.............................................   44
     6.3    Limitation on Liens....................................................   45
     6.4    Limitation on Guarantee Obligations....................................   46
     6.5    Limitation on Fundamental Changes......................................   46
     6.6    Limitation on Sale of Assets...........................................   46
     6.7    Limitation on Leases...................................................   47
     6.8    Limitation on Dividends................................................   47
     6.9    Limitation on Capital Expenditures.....................................   47
     6.10   Limitation on Investments, Loans and Advances..........................   47
     6.11   Limitation on Optional Payments and Modifications of Debt Instruments..   48
     6.12   Limitation on Transactions with Affiliates.............................   48
     6.13   Limitation on Sales and Leasebacks.....................................   48
     6.14   Limitation on Changes in Fiscal Year...................................   48
     6.15   Limitation on Negative Pledge Clauses..................................   49
     6.16   Limitation on Lines of Business........................................   49

SECTION 7.  EVENTS OF DEFAULT......................................................   49

SECTION 8.  THE AGENT..............................................................   52
     8.1    Appointment............................................................   52

                                                                                   Page
     8.2    Delegation of Duties................................................    52
     8.3    Exculpatory Provisions..............................................    52
     8.4    Reliance by Agent...................................................    53
     8.5    Notice of Default...................................................    53
     8.6    Non-Reliance on Agent and Other Lenders.............................    53
     8.7    Indemnification.....................................................    54
     8.8    Agent in Its Individual Capacity....................................    54
     8.9    Successor Agent.....................................................    54

SECTION 9.  MISCELLANEOUS.......................................................    55
     9.1    Amendments and Waivers..............................................    55
     9.2    Notices.............................................................    55
     9.3    No Waiver; Cumulative Remedies......................................    56
     9.4    Survival of Representations and Warranties..........................    56
     9.5    Payment of Expenses and Taxes.......................................    56
     9.6    Successors and Assigns; Participations and Assignments..............    57
     9.7    Adjustments; Set-off................................................    59
     9.8    Counterparts........................................................    60
     9.9    Severability........................................................    60
     9.10   Integration.........................................................    60
     9.11   GOVERNING LAW.......................................................    60
     9.12   Submission To Jurisdiction; Waivers.................................    60
     9.13   Acknowledgements....................................................    61
     9.14   WAIVERS OF JURY TRIAL...............................................    61
     9.15   Confidentiality.....................................................    62

SCHEDULES

1.1A        Lenders, Commitments and Addresses
1.1B        Pricing and Commitment Fee Grid
1.1C        FCC Licenses
1.1D        Leased Properties
1.1E        Programming Contracts
1.1F        FCC Agreements
1.1G        Designated Original Investors
3.4         Consents and Authorizations
3.6         Litigation
3.10        Requirements of Law
3.15        Subsidiaries
3.19(b)     UCC Filing Offices and Actions
6.2(c)      Indebtedness
6.3(f)      Liens
6.4(a)      Guarantee Obligations

                  EXHIBITS


                  A    Form of Borrower Pledge Agreement
                  B    Form of Borrower Security Agreement
                  C    Form of Collateral Assignment of Lease
                  D    Form of Subsidiaries Guarantee
                  E    Form of Subsidiaries Pledge Agreement
                  F    Form of Subsidiaries Security Agreement
                  G    Form of Note
                  H    Form of Closing Certificate
                  I    Form of Assignment and Acceptance

     CREDIT AGREEMENT, dated as of November 3, 1995, among WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders hereunder.

     The parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

           "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

           "Adjustment Date": with respect to the effectiveness of any change in the Applicable Margin:

                 (a)  the Closing Date; and

                 (b) five days after each subsequent date upon which the Agent receives (i) the financial statements required to be delivered pursuant to subsection 5.1(a) or (b), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 5.2(b) with respect to such financial statements (or, if such compliance certificate and financial statements have not been delivered in a timely manner, each of (x) the date upon which the compliance certificate required to be delivered pursuant to subsection 5.2(b) for the most recently completed fiscal period was due and (y) the date thereafter on which such financial statements and compliance certificate actually are delivered).

           "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Agent": Chemical Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

           "Aggregate Consideration": with respect to any acquisition of Capital Stock or assets of any Person, the amount equal to the sum of (a) the aggregate of the purchase price paid by the Borrower and its Subsidiaries for such acquisitions and (b) the aggregate amount of the Indebtedness paid or assumed by the Borrower and its Subsidiaries in connection with such purchase or for which any acquired Person remains liable following such purchase.

           "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

           "Applicable Commitment Fee Rate": for the period commencing with any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth on Schedule 1.1B opposite the Leverage Ratio determined on such Adjustment Date; provided, that, (a) until the receipt by the Agent of the financial statements and certificate referred to in clause (b) of the definition of "Adjustment Date," the Leverage Ratio shall be deemed for purposes of this definition to be 4.5 to 1.0; and (b) in the event that the financial statements required to be delivered pursuant to subsection 5.1 are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be 4.5 to 1.0; and provided, further, that if the Borrower shall deliver to the Agent on or prior to the Closing Date the financial statements required to be delivered pursuant to subsection 5.1(b) with respect to the fiscal period ended September 30, 1995 and a corresponding compliance certificate pursuant to subsection 5.2(b), then the rate per annum set forth on Schedule 1.1B opposite the Leverage Ratio determined based on such financial statements and certificate shall take effect as of Closing Date.

           "Applicable Margin" for the period commencing with any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be the rate per annum set forth on Schedule 1.1B opposite the Leverage Ratio determined on such Adjustment Date; provided, that, (a) until the receipt by the Agent of the financial statements and certificate referred to in clause (b) of the definition of "Adjustment Date," the Leverage Ratio shall be deemed for purposes of this definition to be 4.5 to 1.0; and (b) in the event that the financial statements required to be delivered pursuant to subsection
      5.1 are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be 4.5 to 1.0; and provided, further, that if the Borrower shall deliver to the Agent on or prior to the Closing Date the financial statements required to be delivered pursuant to subsection 5.1(b) with respect to the fiscal period ended September 30, 1995 and a corresponding compliance certificate pursuant to subsection 5.2(b), then the rate per annum set forth on Schedule 1.1B opposite the Leverage Ratio determined based on such financial statements and certificate shall take effect as of Closing Date.

           "Asset Sale": any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of its respective assets (including any sale and leaseback of assets and any mortgage of real property).

           "Assignee":  as defined in subsection 9.6(c).

           "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

           "Board":  the Board of Governors of the Federal Reserve System.

           "Borrower Pledge Agreement": the Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

           "Borrower Security Agreement": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

           "Borrower Security Documents": the collective reference to the Borrower Pledge Agreement, the Borrower Security Agreement and any Lease Assignment executed and delivered by the Borrower.

           "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

           "Boston Ventures": collectively, Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IV A.

           "Business":  as defined in subsection 3.17(b).

           "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

           "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized in accordance with GAAP on a consolidated balance sheet of such person and its Subsidiaries.

           "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

           "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

           "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, including preferred stock, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

           "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
      (a) through (f) of this definition.

           "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

           "Chemical":  Chemical Bank, a New York banking corporation.

           "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

           "Code": the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

           "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

           "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

           "Commitment Period": the period from and including the date hereof to but not including December 31, 1998 or such earlier date on which the Commitments shall terminate as provided herein.

           "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

           "Communications Act": the Communications Act of 1934, as amended (including, without limitation, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of
      1992) and all rules and regulations of the FCC, in each case as from time to time in effect.

           "Consolidated Cash Interest Coverage Ratio": for any fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDA as of the last day of such fiscal quarter for such fiscal quarter and for the preceding fiscal quarter, as annualized in accordance with the succeeding sentence, to (b) Consolidated Cash Interest Expense as of the last day of such fiscal quarter for the preceding four consecutive fiscal quarters. For purposes of any such calculation of Consolidated EBITDA for any period that does not include four full fiscal quarters, such calculation shall be annualized by multiplying the actual Consolidated EBITDA for such shorter period by a fraction, the numerator of which is 365 and the denominator of which is the actual number of days included in such period.

           "Consolidated Cash Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing) less interest amortization or write-off of debt discount and debt issuance costs and commissions included therein, net of cash interest income of the Borrower and its Subsidiaries for such period.

           "Consolidated Debt Service": for any period, the amount of all principal of and interest and fees on any Indebtedness paid by the Borrower and its Subsidiaries during such period, including with respect to the Loans and any obligations paid with respect to Capital Leases.

           "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation, amortization and asset impairment expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other noncash charges (excluding inventory writedowns) and (g) if applicable, restructuring charges, write-off of goodwill and licensing agreements and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) non-cash interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis.

           "Consolidated Fixed Charge Coverage Ratio": as at the end of any fiscal quarter of the Borrower, the ratio of (a) the Consolidated EBITDA of the Borrower and its Subsidiaries to (b) the Consolidated Fixed Charges of the Borrower and its Subsidiaries, in the case of clause (a) and (b), for such fiscal quarter and the preceding fiscal quarter of the Borrower.

           "Consolidated Fixed Charges": for any period, for any Person, without duplication, the sum of (i) the Consolidated Debt Service of such Person and (ii) Capital Expenditures to the extent actually made by such Person.

           "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

           "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

           "Consolidated Total Indebtedness": at any date, the sum (without duplication) of (a) the Indebtedness of the Borrower and its Subsidiaries for borrowed money on such date, (b) all Capital Lease Obligations of the Borrower and its Subsidiaries on such date and (c) the Guarantee Obligations of the Borrower and its Subsidiaries on such date in respect of Indebtedness for borrowed money.

           "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement (credit or otherwise), instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Designated Original Investors": collectively, Boston Ventures and other stockholders of the Borrower as of the Closing Date listed on
      Schedule 1.1G hereto.

           "Dollars" and "$": dollars in lawful currency of the United States of America.

           "Domestic Subsidiary": any subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

           "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

           "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

           "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

           "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

           "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

           "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

           "Excess Cash Flow": for any period, Consolidated EBITDA for such period minus the sum of (i) Consolidated Debt Service for such period,
      (ii) Capital Expenditures made during such period and (iii) the amount of any taxes paid during such period.

           "Facilities": any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, or hereafter, owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors.

           "FCC": the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

           "FCC Agreements": collectively, any channel lease agreement, MMDS service agreement, microwave service agreement or similar document to which the Borrower or its Subsidiaries is a party, as the same may be amended, supplemented or otherwise modified from time to time.

           "FCC License": any of the licenses, permits or other authorizations issued by the FCC relating to or necessary for the operation of the wireless cable televisions systems of the Borrower and its Subsidiaries, including, without limitation, those listed on Schedule 1.1C hereto.

           "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

           "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 3.1.

           "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
      (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) other than for purposes of subsection 6.1, the liquidation value of any preferred capital stock of such Person or its Subsidiaries held by any Person other than such Person and its wholly owned Subsidiaries.

           "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent":  pertaining to a condition of Insolvency.

           "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

           "Interest Period":  with respect to any Eurodollar Loan:

                 (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                 (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                 (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                 (2) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                 (3) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

           "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any other Subsidiary is a party or a beneficiary.

           "Lease Assignment": each Collateral Assignment of Lease to be executed and delivered by the Borrower or any of its Subsidiaries, substantially in the form of Exhibit C and covering the leases of real property listed on Schedule 1.1D, or any leases of real property acquired by the Borrower or any of its Subsidiaries and for which the Agent requests the execution and delivery of a Lease Assignment, as the same may be amended, supplemented or otherwise modified from time to time.

           "Leverage Ratio": as at the end of any fiscal quarter of the Borrower, the ratio of (a) Consolidated Total Indebtedness of the Borrower and its Subsidiaries on a consolidated basis on such date to (b) the Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal quarter and for the preceding fiscal quarter of the Borrower, as annualized in accordance with the succeeding sentence. For purposes of any such calculation of Consolidated EBITDA for any period that does not include four full fiscal quarters, such calculation shall be annualized by multiplying the actual

      Consolidated EBITDA for such shorter period by a fraction, the numerator of which is 365 and the denominator of which is the actual number of days included in such period.

           "License Subsidiary": each Subsidiary of the Borrower which holds or becomes a holder of any FCC License.

           "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

           "Loan":  any loan made by any Lender pursuant to this Agreement.

           "Loan Documents":  this Agreement, any Notes and the Security
      Documents.

           "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

           "Loans":  as defined in subsection 2.1.

           "Major Programming Contracts": collectively, all material programming contracts of the Borrower or its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

           "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

           "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $100,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

           "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

           "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Net Cash Proceeds":  in connection with:

                 (a) any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien in favor of the Agent for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

                 (b) any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

           "Non-Excluded Taxes":  as defined in subsection 2.15.

           "Notes":  as defined in subsection 2.4(e).

           "Ownership Report": the Ownership Report of each Loan Party most recently filed with the FCC.

           "Participant":  as defined in subsection 9.6(b).

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

           "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

           "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Pledge Agreements": the collective reference to the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement.

           "Properties":  as defined in subsection 3.17(a).

           "Register":  as defined in subsection 9.6(d).

           "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

           "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

           "Required Lenders": at a particular time, the holders of at least 66-2/3% of the aggregate unpaid principal amount of the Loans, or, if no Loans are outstanding, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

           "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Responsible Officer": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

           "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

           "Security Documents": the collective reference to the Lease Assignments, the Pledge Agreements, the Subsidiaries Guarantee, the Security Agreements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

           "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

           "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
      (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

           "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Subsidiary, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiaries Pledge Agreement": the Subsidiaries Pledge Agreement to be executed and delivered by certain Subsidiaries of the Borrower, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiaries Security Agreement": the Subsidiaries Security Agreement to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

           "Subsidiaries Security Documents": the collective reference to the Subsidiaries Pledge Agreement, the Subsidiaries Security Agreement and any Lease Assignment executed and delivered by a Subsidiary.

           "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "Termination Date":  November 1, 2002.

           "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Transferee":  as defined in subsection 9.6(f).

     "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     2.2 Procedure for Borrowing.  (a)  The Loans may from time to time be
(i) Eurodollar Loans or (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2(b) and 2.7, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

     (b) The Borrower may borrow under the Commitments on any Business Day during the periods specified in subsection 2.1, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., New

York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $100,000 or a whole multiple thereof (or, if the then Available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

     2.3 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee during the Commitment Period with respect to the Commitments in the amount equal to (i) the average daily amount of the Available Commitment of such Lender during the period for which payment is made times (ii) the Applicable Commitment Fee Rate in effect on each day during such period. Such commitment fee shall be payable, in arrears, on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

     2.4 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender pursuant to subsection
2.6 and on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9. Payments due hereunder and the obligation of the Borrower relating thereto shall be deemed paid and satisfied when payment is received by the Agent.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

     (e) The Borrower agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit G with appropriate insertions as to date and principal amount (a "Note").

     2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to subsection 2.16. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.

     2.6 Termination or Reduction of Commitments and Mandatory Prepayments.

     (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect. Termination of the Commitments shall also terminate the obligation of the Lenders to make Loans.

     (b) On each March 31, June 30, September 30 and December 31 and on the Termination Date, commencing on March 31, 1999, the Loans outstanding on December 31, 1998 shall be amortized in sixteen installments (as such amount of Loans may be reduced by any prepayments pursuant to this subsection 2.6). The amount of each such installment shall be equal to the product of (a) the amount of the Loans outstanding on December 31, 1998 times (b) the percentage set forth below opposite such date:


                                Date            Percentage
                                ----            ----------
                         March 31, 1999              5%
                         June 30, 1999               5%
                         September 30, 1999          5%
                         December 31, 1999           5%
                         March 31, 2000            7.5%
                         June 30, 2000             7.5%
                         September 30, 2000        7.5%
                         December 31, 2000         7.5%
                         March 31, 2001            7.5%
                         June 30, 2001             7.5%
                         September 30, 2001        7.5%
                         December 31, 2001         7.5%
                         March 31, 2002              5%
                         June 30, 2002               5%
                         September 30, 2002          5%
                         Termination Date            5%


     (c) If any class of equity or debt securities or instruments of the Borrower or any of its Subsidiaries shall be issued or sold or the Borrower or its Subsidiaries shall incur or permit the incurrence of loans, an amount equal to 100% of the Net Cash Proceeds thereof shall (i) prior to the end of the Commitment Period, be applied on the date of such issuance toward the reduction of the Commitments as set forth in paragraph (f) of this subsection and (ii) thereafter, to the prepayment of the Loans in the inverse order of maturity.

     (d) (i) Prior to the end of the Commitment Period, the Commitments shall be reduced as set forth in paragraph (f) of this subsection by the amount equal to the Net Cash Proceeds received by the Borrower and its Subsidiaries from Asset Sales which, after giving effect to all other Net Cash Proceeds received by the Borrower and its Subsidiaries on account of Asset Sales during the immediately preceding period of 12 consecutive months, exceeds $250,000 (only to the extent such $250,000 of Net Cash Proceeds are invested in similar new assets within 12 months of such Asset Sale) and (ii) thereafter, such Net Cash Proceeds in excess of $250,000 shall be applied to the prepayment of the Loans pro rata.

     (e) If, for any fiscal year of the Borrower prior to the Termination Date, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the reduction of the aggregate Commitments or the prepayment of the Loans as set forth in paragraph (f) of this subsection, 100% of Excess Cash Flow for such fiscal year. Each such prepayment or commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 5.1(a), for the fiscal year with respect to which such reduction or prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

     (f) Any reduction of the aggregate Commitments pursuant to this subsection
2.6 shall be accompanied by the prepayment of the Loans to the extent, if any, that the sum of the aggregate outstanding Loans of all Lenders exceeds the amount of the aggregate Commitments as so reduced. After the end of the Commitment Period, any Net Cash Proceeds or Excess Cash Flow to be applied pursuant to this subsection 2.6 shall be applied to the prepayment of the Loans. Reductions of the Commitments or prepayment of the Loans pursuant to this subsection 2.6 (other than pursuant to subsection 2.6(d)) shall be applied to the installments of principal of the Loan in the inverse order of scheduled maturity.

     2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

     (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

     2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $250,000 in excess thereof. In no event shall there be more than 5 Tranches outstanding at any time.

     2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

     (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

     2.10 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, commitment fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.9(a) or (b).

     2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

           (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

           (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and such notice shall describe the reason for such notice. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

     2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. Notwithstanding anything contained in this subsection 2.12(b), each Lender shall remain obligated to make the Loans it has agreed to make pursuant to, and under the terms and conditions specified in, this Agreement.

     2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

     2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate thereunder; or

           (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (d) In the event any Lender delivers a certificate requesting compensation pursuant to this subsection 2.14, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in subsection 9.6), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent to such assignment of the Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of the outstanding Loans of such Lender plus all interest, fees and other amounts accrued and unpaid for the account of such Lender hereunder (including any amounts under this subsection 2.14); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under this subsection 2.14 cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital (including as a result of any action taken by such Lender pursuant to subsection 2.17), or if such Lender shall waive its right to claim further compensation under this subsection 2.14 in respect of such circumstances or event, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

     2.15 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

           (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

           (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

     2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

     3.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1993 and December 31, 1994 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by Arthur Andersen L.L.P. and Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1995 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at September 30, 1995.

     3.2 No Change; Programming Contracts; FCC Agreements. (a) Since September 30, 1995 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from September 30, 1995 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired, in each case, for value by the Borrower or any of its Subsidiaries. Schedule 1.1E accurately lists all of the material programming contracts of the Borrower and its Subsidiaries. The Borrower has provided to the Agent each and every material amendment, supplement or modification (if any) to the FCC Agreements entered into since the Closing Date and Schedule 1.1F accurately lists all of the FCC Agreements of the Borrower or its Subsidiaries.

     3.3 Corporate Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as disclosed on Schedule 3.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party (including any consent necessary for the grant of a security interest by the Borrower and its Subsidiaries to the Lenders of all of their right, title and interest in the FCC Agreements and the Major Programming Contracts in accordance with the Security Agreements) or with the continuing operations of the Borrower and its Subsidiaries. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

     3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or its Subsidiaries are parties, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     3.6 No Material Litigation. Except as disclosed on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

     3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.8 Ownership of Property; Liens. Each Loan Party has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 6.3.

     3.9 Intellectual Property. The Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.10 No Burdensome Restrictions. Except as disclosed on Schedule 3.10, no Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

     3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.
The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

     3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

     3.15 Subsidiaries. The Persons set forth on Schedule 3.15 constitute all the Subsidiaries of the Borrower at the date hereof.

     3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for general corporate purposes including to finance working capital and Capital Expenditures and to refinance existing Indebtedness.

     3.17 Environmental Matters.

     (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

     (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

     (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount.

           (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

    3.18 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

    3.19 Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof (subject to any applicable FCC approval) and, when the Pledged Notes described therein (if and when applicable) and stock certificates representing the Pledged Stock described therein are delivered to the Agent (and the Lenders have given value to the Borrower), each such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof (subject to any applicable FCC approval), as security for the Obligations (as defined in the relevant Pledge Agreement), in each case prior and superior in right to any other Person.

     (b) Each of the Security Agreements and Lease Assignments is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (other than any Collateral determined to be a "Fixture") pursuant to the Uniform Commercial Code in effect in the state where such Collateral is located) described therein and proceeds thereof (subject to any applicable FCC approval), and when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(b) and the other actions specified on
Schedule 3.19(b) are taken (and the Lenders have given value to the Borrower), each such Security Agreement and Lease Assignment shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (subject to any applicable FCC approval), as security for the Obligations (as defined in the relevant Security Agreement and Lease Assignment), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.3.

     3.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

     3.21 FCC Matters. (a) Schedule 1.1C correctly sets forth (i) all of the FCC Licenses necessary for the current operation of the wireless cable television systems of the Borrower and its Subsidiaries, (ii) the ownership of such FCC License and (iii) the termination date, if any, of each such FCC License. Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law, and neither the Borrower nor any other Loan Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of the Borrower or any other Loan Party, is likely to lead to the revocation or suspension of any FCC License. The Loan Parties have the right to use all FCC Licenses required in the ordinary course of business of the Loan Parties for the operation of its network of wireless cable television systems. Each such FCC License is in full force and effect, and each holder thereof is in substantial compliance therewith with no known conflict with the valid rights of others which could have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation, termination, modification or restriction of any such FCC License or other right which could have a Material Adverse Effect. The Borrower does not directly own or hold any FCC License.

     (b) The Loan Parties have duly filed in a timely manner all material filings which are required to be filed by the Loan Parties under the Communications Act and are in all material respects in substantial compliance with the Communications Act.

     (c) None of the Facilities (including without limitation, the transmitter and tower sites owned or used by the Borrower or any of its Subsidiaries) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations, except for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof.

     (d) Each Ownership Report filed by any Loan Party is true, correct and complete in all respects, and there have been no changes in the ownership of the Loan Parties or the FCC Licenses of any Loan Party since the most recently filed Ownership Report for any of the Loan Parties other than as disclosed in writing to the Agent and the Lenders.


                        SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date (and, in any event, on or prior to November 1, 1995), of the following conditions precedent:

           (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreements, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender and (v) each of the Lease Assignments, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

           (b) Related Agreements. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the FCC Agreements, the Programming Contracts and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or its Subsidiaries may be a party.

           (c) Closing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

           (d) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and its counsel and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

           (e) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

           (f) Corporate Proceedings of Subsidiaries. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Subsidiary of the Company which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiaries Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

           (g) Subsidiary Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

           (h) Corporate Documents. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party.

           (i) Capital Structure. The terms and conditions, documentation and structure of any material Indebtedness and all equity securities of the Borrower and its Subsidiaries to be outstanding as of the Closing Date shall be in form and substance satisfactory to the Agent in all material respects.

           (j) Consents, Licenses and Approvals. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in subsection 3.4 (taking into consideration the schedule thereto), (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent and (iii) stating that all applicable waiting periods have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

           (k) Quarterly and Monthly Financial Statements. The Lenders shall have received satisfactory unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each fiscal month and quarterly period ended prior to the Closing Date as to which such financial statements are available.

           (l) Fees. The Agent shall have received the fees and expenses to be received on the Closing Date.

           (m) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                 (i) the executed legal opinion of Pedersen & Houpt, counsel to the Borrower and the other Loan Parties, in form and substance satisfactory to the Agent and the Lenders; and

                 (ii) the executed legal opinion of Pepper & Corazzini, L.L.P.,
            FCC counsel to the Borrower, in form and substance satisfactory to the Agent and the Lenders.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require;

           (n) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

           (o) Actions to Perfect Liens. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

           (p) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Agent.

           (q) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection
      5.5 and Section 4.2 of the Security Agreements shall have been satisfied.

     4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

           (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

           (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date and the Agent shall have received a certificate from the Borrower setting forth in reasonable detail such calculations (including calculation of pro forma compliance with subsection 6.1) as are necessary to establish Borrower's satisfaction of this condition to the reasonable satisfaction of the Agent.

           (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            5.1 Financial Statements.  Furnish to each Lender:

           (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen L.L.P. or other independent certified public accountants of nationally recognized standing; and

           (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     5.2 Certificates; Other Information.  Furnish to each Lender:

           (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

           (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

           (c) not later than the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

           (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

           (e) promptly upon the occurrence of any significant business, financial or operational event of the Borrower and its Subsidiaries, a revised business plan of the Borrower and a written analysis of the business and prospects of the Borrower and its Subsidiaries from the date of such occurrence through the Termination Date;

           (f) promptly, each new Programming Contract or FCC Agreement (or material amendment, supplement or modification to any Programming Contract or FCC Agreement previously provided to the Agent) entered into by the Borrower or its Subsidiaries since the Closing Date; and

           (g) by November 30, 1995, the Lenders shall have received a satisfactory business plan for the 1996 fiscal year of the Borrower and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the Termination Date.

           (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

    5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

    5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

    5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. All such (i) property insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Agent and the Lenders and (ii) liability insurance shall name the Agent as an additional insured for the benefit of the Agent and the Lenders.

    5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

    5.7 Notices.  Promptly give notice to the Agent and each Lender of:

           (a) the occurrence of any Default or Event of Default;

           (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

           (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

           (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
      (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

           (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     5.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     5.9 Further Assurances; Security Interests; Consents. Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are desirable, from time to time, in order to grant and maintain in favor of the Lenders as beneficiaries thereof the security interest in the Collateral contemplated hereby. The Borrower and its Subsidiaries shall obtain each of the consents specified on Schedule 3.4 within the time periods specified on such Schedule for obtaining each consent (in each case, such consent shall be in a form satisfactory to the Agent).

     5.10 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries (other than (y) any assets described in paragraph (b) or (c) below and (z) immaterial assets a security interest with respect to which cannot be perfected by filing UCC-1 financing statements), promptly (i) execute and deliver to the Agent such amendments to this Agreement or the relevant Security Document or such other documents as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected security interest in such assets prior and superior in right to any other Person, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the appropriate Security Document or by law or as may be requested by the Agent and (iii) if requested by the Agent or the Required Lenders, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent or the Required Lenders.

     (b) With respect to any new Subsidiary (other than a Foreign Subsidiary), promptly upon the request of the Agent (i) execute and deliver to the Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries prior and superior in right to any other Person and (ii) deliver to the Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Guarantee and the Subsidiary Security Agreement, in each case, in a form satisfactory to the Agent and (B) to take such actions necessary or advisable to grant to the Agent for the benefit of the Lenders a perfected security interest in the collateral to be described in such Subsidiary Security Agreement with respect to such Subsidiary, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by such Subsidiary Security Agreement or by law or as may be requested by the Agent, prior and superior in right to any other Person and (iv) if requested by the Agent or the Required Lenders, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and (iii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent or the Required Lenders.

     (c) With respect to any Foreign Subsidiary, promptly upon the request of the Agent (i) execute and deliver to the Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Agent the certificates representing such Capital Stock, if any, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent or the Required Lenders.

    5.11 FCC Licenses. (a) Use their best efforts to keep in full force and effect all of the FCC Licenses of the Borrower, if any, and its Subsidiaries. The Loan Parties shall provide a copy of any notice of default (or, in the event of any notice based on knowledge of such Loan Party, a brief description of such default and the basis of such knowledge) under any FCC License received by it or any of its respective Subsidiaries (or with respect to which any of such Loan Parties may have any knowledge).

     (b) Establish and maintain wholly-owned License Subsidiaries for the purpose of holding the FCC Licenses owned on and after the Closing Date and shall cause the License Subsidiaries not to own any material assets other than FCC Licenses nor incur any liabilities or engage in any business other than ownership of the FCC Licenses and the execution of the

Loan Documents. Borrower shall, and shall cause its Subsidiaries to, cause each new FCC License issued by the FCC to be issued to, and held by, a License Subsidiary.

     (c) Use its best efforts to keep in full force and effect all Major Programming Contracts and FCC Agreements. The Loan Parties shall provide a copy of any notice of default (or, in the event of any notice based on knowledge of such Loan Party, a brief description of such default and the basis of such knowledge) under any Major Programming Contract or FCC Agreement received by it or any of its respective Subsidiaries (or with respect to which any of such Loan Parties may have any knowledge).


                         SECTION 6. NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1 Financial Condition Covenants.

     (a) Consolidated Total Indebtedness Ratio. Maintain at the end of each fiscal quarter of the Borrower a Leverage Ratio of greater than the ratio set forth below opposite the period in which such date occurs:


                      Period                          Ratio
                     --------                       -------------
               Closing Date - December 31, 1997     5.00 to 1.00
               January 1, 1998 - December 31, 1998  4.00 to 1.00
               January 1, 1999 - December 31, 1999  3.00 to 1.00
               January 1, 2000 - thereafter         2.00 to 1.00


     (b) Consolidated Cash Interest Expense Ratio. Maintain at the end of each fiscal quarter of the Borrower a Consolidated Cash Interest Expense Ratio of less than the ratio set forth below opposite the period in which such date occurs:


                     Period                           Ratio
                    --------                        ------------
               Closing Date - December 31, 1998     3.00 to 1.00
               January 1, 1999 - thereafter         3.50 to 1.00


     (c) Indebtedness to Subscriber Ratio. Maintain at the end of each fiscal quarter of the Borrower a ratio of (i) Consolidated Total Indebtedness of the Borrower and its Subsidiaries to (ii) the aggregate number of subscribers of the Borrower and its Subsidiaries of greater than the ratio set forth below opposite the period in which such date occurs:


                       Period                             Ratio
                       ------                             -----
                 Closing Date - December 31, 1998       $450 to 1
                 January 1, 1999 - December 31, 1999    $400 to 1
                 January 1, 2000 - thereafter           $300 to 1


     (d) Consolidated Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a Consolidated Fixed Charge Coverage Ratio of less than the ratio set forth below opposite the period in which such date occurs:


                     Period                               Ratio
                     ------                               -----
                 January 1, 1999 - December 31, 2000    1.00 to 1.00
                 January 1, 2001 - thereafter           1.10 to 1.00


     (e) Minimum Subscriber Test. Maintain at the end of each fiscal quarter of the Borrower date an aggregate number of subscribers of the Borrower and its Subsidiaries of less than the number set forth below opposite the period in which such date occurs:


                                                           Number of
                     Period                               Subscribers
                     ------                               -----------
                 Closing Date - December 31, 1995         52,000
                 January 1, 1996 - March 31, 1996         53,500
                 April 1, 1996 - June 30, 1996            56,000
                 July 1, 1996 - September 30, 1996        60,500
                 October 1, 1996 - December 31, 1996      64,000
                 January 1, 1997 - March 31, 1997         68,000
                 April 1, 1997 - June 30, 1997            72,000
                 July 1, 1997 - September 30, 1997        76,000
                 October 1, 1997 - December 31, 1997      80,000
                 January 1, 1998 - March 31, 1998         84,000
                 April 1, 1998 - June 30, 1998            88,000
                 July 1, 1998 - September 30, 1998        92,000
                 October 1, 1998 - thereafter             96,000



     6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

           (a) Indebtedness of the Loan Parties under this Agreement;

           (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

           (c) Indebtedness outstanding on the date hereof and listed on
      Schedule 6.2(c);

           (d) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing; and

           (e) additional Indebtedness not exceeding $75,000 in aggregate principal amount at any one time outstanding.

     6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

           (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

           (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

           (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

           (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by subsection 6.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

           (g) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 6.2(d), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

           (h) Liens created pursuant to the Security Documents; and

           (i) Liens securing Indebtedness permitted by subsection 6.2(e).

     6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

           (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4(a);

           (b) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement of Indebtedness permitted by subsection 6.2; and

           (c) the Subsidiaries Guarantees.

     6.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself
(or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

           (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

           (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

     6.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

           (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Cash Proceeds of each such transaction are applied to the prepayment of the Loans as provided in subsection 2.6(d);

           (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

           (c) as permitted by subsection 6.5(b).

     6.7 Limitation on Leases. Permit Consolidated Lease Expense for any fiscal year of the Borrower to exceed $600,000, provided that any Consolidated Lease Expense accrued with respect to the FCC Agreements shall be excluded for purposes of this subsection.

     6.8 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

     6.9 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:



                            Fiscal Year     Amount
                            -----------  -----------
                               1995      $10,354,000
                               1996      $20,018,000
                               1997      $19,092,000
                               1998      $16,394,000
                               1999      $14,170,000
                               2000      $15,387,000
                               2001      $15,692,000
                               2002      $15,692,000


provided that up to 10% of any unused portion of any Capital Expenditures permitted to be made during any fiscal year (and not carried over from a prior fiscal year) may be carried over and expended during the next succeeding fiscal year and provided further that any expenditure (i) made with funds obtained by the Borrower or any Subsidiary pursuant to the sale or issuance of any equity securities of the Borrower or its Subsidiaries or (ii) made pursuant to subsection 6.10(e) shall not be considered Capital Expenditures for the purposes of this subsection 6.9.

     6.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

           (a) extensions of trade credit in the ordinary course of business;

           (b) investments in Cash Equivalents;

           (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $100,000 at any one time outstanding;

           (d) investments by the Borrower in its Subsidiaries and investments by Subsidiaries in the Borrower and in other Subsidiaries; and

           (e) acquisitions by the Borrower or any of its Subsidiaries of any FCC License at the Basic Trading Area auction to be held on or about November 1995 to the extent that the Aggregate Consideration paid in connection with all such acquisitions does not exceed $2,000,000; provided that no Default or Event of Default shall have occurred and be continuing at the time of any such acquisition or would result therefrom (including but not limited to pursuant to subsection 6.7).

     6.11 Limitation on Optional Payments and Modifications of Debt Instruments.
(a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans) or Guarantee Obligation, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness or Guarantee Obligation (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), except, in the case of clauses
(a) and (b), with respect to Capital Leases outstanding on the Closing Date the Capital Lease Obligations of which do not exceed $150,000, or (c) amend, modify or change in any material respect, or consent or agree to any amendment, modification or change in any material respect to any of the terms of any other capitalization or organizational documents, including its certificate of incorporation and by-laws.

     6.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     6.13 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

     6.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

     6.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Loan Documents and (c) any industrial revenue bonds, purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     6.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related thereto.


                          SECTION 7. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

           (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

           (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

           (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 5.7(a) or Section 6, Sections 7(b) or (c) of the Borrower Pledge Agreement, Sections 4.3 and 4.4 of the Borrower Security Agreement, Sections 4.1, and 4.5 and 4.7 of the Subsidiaries Security Agreement and Sections 7(b) or (c) of the Subsidiaries Pledge Agreement; or

           (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

           (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $100,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

           (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
      (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

           (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

           (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $200,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

           (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

           (j) The Subsidiaries Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, except as a result of any transaction permitted by subsection 6.5; or

           (k) (i) The Designated Original Investors shall, directly or indirectly, legally or beneficially, fail to own (A) at least 50.1% of the Capital Stock (on a fully diluted basis) of the Borrower having ordinary power to vote in the election of directors of the

      Borrower or (B) Capital Stock (on a fully diluted basis) with direct or conversion rights entitled to the amount of Capital Stock referred to in clause (A) above, (ii) Boston Ventures shall, directly or indirectly, legally or beneficially fail to own (A) at least 33_% of the Capital Stock of the Borrower (on a fully diluted basis) or (iii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than Boston Ventures shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors; or

           (l) Any FCC License shall (i) be revoked, forfeited or finally denied renewal or shall expire, in each case, for any reason and such revocation, forfeiture, final denial or expiration could have a Material Adverse Effect; or (ii) be renewed on terms which materially adversely affect the economic or commercial value or usefulness thereof; or

           (m) Any FCC Agreement or Major Programming Contract shall be (i) cancelled, terminated or no longer in full force and effect for any reason and such cancellation, termination or failure to be in full force and effect could have a Material Adverse Effect; or (ii) renewed or amended on terms which could have a Material Adverse Effect; or

           (n) William W. Kingery, Jr. shall no longer be actually involved in the management of the Borrower.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 8. THE AGENT

     8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                            SECTION 9. MISCELLANEOUS

     9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter with the Borrower into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof (including pursuant to each paragraph of subsection 2.6), or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release more than 20% in value of the Collateral or any material Subsidiary from the Subsidiaries Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:



              The Borrower:    Wireless Broadcasting
                               Systems of America, Inc.
                               9250 E. Costilla Avenue, Suite 325
                               Englewood, Colorado  80112
                               Attention: Mr. Jeb Dickey
                               Fax: (303) 649-1195
              with a copy to:  Pedersen & Houpt
                               161 N. Clark Street
                               Suite 3100
                               Chicago, IL  60601
                               Attention: Mr. John H. Muehlstein
                               Fax: (312) 641-6895

              The Agent:       Chemical Bank
                               270 Park Avenue
                               New York, New York  10017
                               Attention: Rana Khan
                               Fax: (212) 622-0002


provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 2.5, 2.6, 2.7, 2.12 or 9.6 shall not be effective until received.

     9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, except for the amendment to any documentation as a result of an assignment pursuant to Section 9.6, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The voting rights of Participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participating interest would be required as described under subsection 9.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a

Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15, 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register provided that (i) no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), (ii) after giving effect to any such assignment (other than an assignment of all of a Lender's interests under this Agreement), the assigning Lender (together with any Lender which is an affiliate of such assigning Lender) shall retain Loans and/or Commitments aggregating not less than $5,000,000 and (iii) Borrower shall be under no obligation to reply to any notices pursuant to this subsection 9.6(c) sent to it by any party other than the Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 7 shall have occurred and be continuing.

     (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates.

     (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     9.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

     9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

           (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the

      United States of America for the Southern District of New York, and appellate courts from any thereof;

           (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

           (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

           (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

           (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     9.13 Acknowledgements.  The Borrower hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

           (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

           (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee or prospective Transferee, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    WIRELESS BROADCASTING SYSTEMS OF
                                      AMERICA, INC.



                                    By:/s/ Jeb Dickey
                                       ---------------------------------------
                                       Title: Chief Financial Officer



                                    CHEMICAL BANK,
                                      as Agent and as a Lender



                                    By:/s/ John J. Huber III
                                       ---------------------------------------
                                       Title: Managing Director



                                    CIBC, INC.



                                    By:/s/ Harold Birk
                                       ---------------------------------------
                                       Title: Vice President



                                    NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION



                                    By:/s/  James Rikkers
                                       ---------------------------------------
                                       Title: Assistant Vice President

                                                                   Schedule 1.1B




                                      Eurodollar     ABR
                                      Applicable  Applicable  Commitment
Leverage Ratio                          Margin      Margin       Fee
- --------------                        ----------  ----------  ----------

Greater than or equal to 4.5 to 1.0,    3.00%       2.00%       .500%

Greater than or equal to 3.5 to
1.0, but less than 4.5 to 1.0           2.500%      1.50%       .500%

Greater than or equal to 2.5 to
1.0, but less than 3.5 to 1.0           2.250%      1.25%       .500%

Less than 2.5 to 1.0                    2.000%      1.00%       .375%
